UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2010

MORRIS PUBLISHING GROUP, LLC
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or other jurisdiction of incorporation)

333-112246	26-2569462
(Commission File Number)	(IRS Employer Identification No.)

725 Broad Street; Augusta, Georgia	30901
(Address of Principal Executive Offices)	(Zip Code)

(706) 724-0851
(Registrants’ Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 13, 2010, Morris Publishing Group, LLC (the “Company”) issued a press release announcing (a) that it has terminated its offer to exchange $100 million in aggregate principal amount of new second lien secured notes due in 2014 to be issued by the Company and its co-issuer, Morris Publishing Finance Co., for all of the $278,478,000 in aggregate principal amount of outstanding 7% Senior Subordinated Notes due 2013 (the “Existing Notes”), plus accrued and unpaid interest on the Existing Notes, and (b) the vote by holders of Existing Notes in support of the Company’s prepackaged plan of reorganization.  The exchange offer expired at 11:59 p.m., New York City time, on January 12, 2010.

At the deadline to submit votes for or against the prepackaged plan of reorganization, at 11:59 p.m., New York City time, on January 12, 2010, the Company had received votes from holders of Existing Notes in favor of the prepackaged plan of reorganization representing approximately 98.7% of the principal amount held by those who voted, and more than 92.7% of the holders who voted, significantly in excess of the required threshold for a successful vote.

A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Press release, dated January 13, 2010, announcing the termination of Morris Publishing Group, LLC exchange offer and the vote in support of its prepackaged plan of reorganization.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2010	MORRIS PUBLISHING GROUP, LLC

	By:	/s/ Steve K. Stone
Steve K. Stone Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated January 13, 2010, announcing the termination of Morris Publishing Group, LLC exchange offer and the vote in support of its prepackaged plan of reorganization.